SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 14th day of September, 2011 by and among Mount Knowledge Holdings, Inc., a Nevada corporation (the “Company”), and the purchasers set forth on the signature pages affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, each Purchaser wishes to purchase from the Company, and the Company wishes to sell to each Purchaser, upon the terms and subject to the conditions stated in this Agreement, a Note (as defined below) in the Principal Amount (as defined below).

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

Section 1.

Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Additional Closing” has the meaning set forth in Section 3.

“Additional Closing Date” has the meaning set forth in Section 3.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3 hereof.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” has the meaning set forth in the preamble.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issued and issuable upon conversion or otherwise pursuant to the terms of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Losses” has the meaning set forth in Section 8(b)(ii)(1) hereof.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents.

“Note” and “Notes” have the meanings set forth in Section 2 hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Piggy-Back Registration” has the meaning set forth in Section 6 hereof.

“Pledge Agreement” has the meaning set forth in Section 7(a)(v) hereof.

“Pledgor” has the meaning set forth in Section 7(a)(v) hereof.

“Principal Amount” has the meaning set forth in Section 2 hereof.

“Purchaser” and “Purchasers” have the meanings set forth in the preamble.

“Registrable Securities” has the meaning set forth in Section 6 hereof.

“Registration Statement” has the meaning set forth in Section 6 hereof.

“Regulation D” has the meaning set forth in Section 5(e) hereof.

“Regulation S” has the meaning set forth in Section 5(e) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

“Securities” means the Notes and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Subsequent Purchaser” has the meaning set forth in Section 3.

“Transaction Documents” means this Agreement, the Notes and the Pledge Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in accordance with the terms and conditions of any Transaction Document.

“U.S. Person” has the meaning set forth in Section 5(e) hereof.

Section 2.

Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, a promissory note in substantially the form attached to this Agreement as Exhibit A hereto (the “Note” and, collectively, the “Notes”) in the principal amount set forth beside such Purchaser’s name on Schedule I hereto (the “Principal Amount”).

Section 3.

Closing.  The completion of the transactions contemplated hereby (the “Closing”) shall occur on the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto and all conditions and covenants set forth in Sections 7(a) and 7(b), in each case, have been satisfied or waived (the “Closing Date”).  At the Closing, (a) the Company shall deliver to the Purchasers the various documents set forth in Section 7(b), and (b) the Purchasers shall deliver to the Company the various documents set forth in Section 7(a).  The Closing shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Manalapan, New Jersey 07726, or at such other location as the Company and the Purchasers shall mutually agree.  Promptly following the Closing, the Company shall deliver to each Purchaser a Note in the principal amount equal to such Purchaser’s Principal Amount.  Following the Closing Date, additional Closings (each, an “Additional Closing”) may be conducted from time to time (such date and time, each an “Additional Closing Date”) hereunder; provided, that any subsequent purchaser (each, a “Subsequent Purchaser”) not a party to this Agreement as of the initial Closing Date must execute and deliver a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit B and, provided further, that the initial aggregate Principal Amount of the Notes purchased hereunder shall not exceed $500,000.  Each Note issued to any Person in connection with any Additional Closing shall be deemed to be issued on the initial Closing Date.  With respect to each Additional Closing, “Closing Date” shall be deemed to refer to the applicable Additional Closing Date, “Closing” shall be deemed to refer to the applicable Additional Closing and “Purchaser” shall be deemed to refer to each Subsequent Purchaser.

Section 4.

Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

(a)

Organization, Good Standing and Qualification.  The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of

Nevada.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

(b)

Authorization.  The Company has full corporate power and authority to enter into the Transaction Documents and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities ~~.~~  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(c)

Capitalization.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Other than as described in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.  There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

(d)

Valid Issuance.  The Securities have been duly and validly authorized and, when issued pursuant to the Transaction Documents, the Securities will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.  Upon the due conversion of the Notes in accordance with their terms, the Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(e)

Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance of the Securities require no consent of, action by or in respect of, or filing with, any governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

(f)

No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the

Securities will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate or articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.

 Representations and Warranties of the Purchasers. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

(a)

Organization and Existence.  If such Purchaser is an entity, such Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

(b)

Authorization.  If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the Transaction Documents to which such Purchaser is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.  If such Purchaser is a person, such Purchaser has reached the age of 21 and has full power and authority to execute and deliver the Transaction Documents to which such Purchaser is a party and each will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)

Purchase Entirely for Own Account.  The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

(d)

Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(e)

Status of Purchaser.  Such Purchaser is (i) an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act (“Regulation D”) and meets the requirements of at least one of the suitability standards for an accredited investor as set forth in Rule 501 of Regulation D or (ii) is a not a “U.S person” (a “U.S. Person”) as described in Rule 902 of Regulation S promulgated by the Commission pursuant to the Securities Act (“Regulation S”).  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial, tax and other matters so as to be capable of evaluating the merits and risks of, and to make an informed investment decision with respect to, the prospective investment in the Securities, which represents a speculative investment, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities for an indefinite period and is able to afford a complete loss of such investment.

(f)

Acknowledgement of Risk. Such Purchaser agrees, acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and may require substantial funds; (b) an investment in the Company is highly speculative and only Persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) such Purchaser may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; and (e) in the event of a disposition of the Securities, such Purchaser can sustain the loss of its entire investment. Such Purchaser has considered carefully and understands the risks associated with an investment in the Securities.

(g)

Restricted Securities.  Such Purchaser understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of such Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 and that such person has been advised that Rule 144 permits resales only under certain circumstances.  Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)

Reliance on Representations.  Such Purchaser agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by such Purchaser herein.  Such Purchaser further represents and warrants that (i) this Agreement does not contain any untrue statement or a material fact or omit any material fact concerning such Purchaser and (ii) that the Investor Questionnaire accompanying this Agreement in the form attached hereto as Exhibit C does not contain any untrue statement or a material fact or omit any material fact concerning such Purchaser; provided, however, that clause (ii) shall not apply to any Purchaser that is not a U.S. Person.

(i)

Additional Representations and Warranties of non-U.S. Persons. If a Purchaser indicates that such Purchaser is a not a U.S. Person on the signature page to this Agreement, then such Purchaser further makes the following representations and warranties to the Company:

(i)

Such Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

(ii)

Such Purchaser (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. Person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(iii)

Such Purchaser will not resell the Securities except in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration.

(iv)

Such Purchaser will not engage in hedging transactions with regard to the Company’s securities prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the Securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(v)

No form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by such Purchaser or any of its representatives in connection with the offer and sale of the Securities.

Section 6.

Piggy-Back Registration.  If at any time on or after the date of this Agreement, the Company proposes to file a registration statement with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder (a “Registration Statement”) with respect to an offering of equity securities or securities or other obligations exercisable, exchangeable for, or convertible into equity securities by the Company for its own account or by shareholders of the Company for their own account, then the Company shall register the sale of such number of Conversion Shares (collectively, the “Registrable Securities”) as any such Purchaser may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”).  The Company shall cause such Registrable Securities to be included in such Registration Statement and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

Section 7.

Closing Conditions.

(a)

The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to the following conditions being met:

(i)

the accuracy in all material respects on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein);

(ii)

all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)

the delivery by each Purchaser, other than Purchasers that are not U.S. Persons, of a completed Investor Questionnaire in the form attached hereto as Exhibit C, duly executed by each such Purchaser;

(iv)

the delivery by each Purchaser of this Agreement, duly executed by each such Purchaser; and

(v)

the delivery by Birch First Advisors, LLC (the “Pledgor”) of that certain Stock Pledge Agreement in the form attached hereto as Exhibit D (the “Pledge Agreement”), duly executed by each Purchaser.

(b)

The respective obligations of the Purchasers to consummate the transactions to be performed by each of them in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

the delivery by the Company of this Agreement duly executed by the Company; and

(iv)

the delivery by the Pledgor of the Pledge Agreement, duly executed by the Pledgor.

Section 8.

Miscellaneous.

(a)

Restrictive Legend.  The Securities shall bear the following or similar legend:

“[NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b)

Survival and Indemnification.

(i)

Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

(ii)

Indemnification.

(1)

The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents and will reimburse any such Person for all such amounts as they are incurred by such Person.

(2)

Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees and agents, and their respective successors and assigns, from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Purchaser under the Transaction Documents and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)

Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the

Company or the other Purchasers.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(d)

Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(e)

Construction; Headings.  This Agreement shall be deemed to be jointly drafted by the Company and the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Mount Knowledge Holdings Inc.

39555 Orchard Hill Place, Suite 600 PMB 6096

Novi, Michigan 48375

Attention: Daniel A. Carr, President

Fax: (248) 671-5080

With a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Gregg E. Jaclin, Esq.
Fax: (732) 577-1188

If to a Purchaser:

to the address set forth on such Purchaser’s signature page hereto.

(g)

Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

(h)

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then-outstanding aggregate Principal Amount of the Notes (the “Required Purchasers”).  Notwithstanding the foregoing, the Company may amend Schedule I hereto from time to time without the written consent of the Purchasers in order to include a Subsequent Purchaser thereon.

(i)

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(j)

Entire Agreement.  This Agreement, including the Exhibits hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(k)

Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(l)

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

COMPANY:

Mount Knowledge Holdings, Inc.
By:	/s/ Daniel A. Carr
Name:	Daniel A. Carr
Title:	President, Treasurer, Chief Executive Officer and Chief Financial Officer

PURCHASER:

DEJAVU LTD. A Turks and Caicos Corporation Sterling Directors Holdings
By:	/s/ Barbara Virgil
Name:	Barbara Virgil
Title:	Director

Address for Notice: P.O. Box 599, Meridian House, Caribbean Place Providenciales, Turks and Caicos Islands, B.W.I.
The Purchaser is a U.S. Person (check one):
☐	Yes
X	No

Schedule I

Purchasers

Name and Address	Principal Amount
Dejavu Ltd. P.O. Box 599, Meridian House, Caribbean Place Providenciales, Turks and Caicos Islands, B.W.I	$100,000.00

EXHIBIT A

FORM OF NOTE

See attached.

EXHIBIT B

FORM OF JOINDER TO SECURITIES PURCHASE AGREEMENT

See attached.

EXHIBIT C

INVESTOR QUESTIONNAIRE

See attached.

EXHIBIT D

FORM OF PLEDGE AGREEMENT

See attached.